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                                [GRAPHIC OMITTED]


                   ViaVid Broadcasting Reports March 31, 2005
                       Fourth Quarter and Year-End Results

    REVENUES INCREASE 39% FROM A YEAR EARLIER AND 10% OVER PRECEDING QUARTER

July 18, 2005 - ViaVid Broadcasting Inc. (OTC-BB: VVDB), a provider of teleconferencing, web conferencing, transcription and support services, has announced its Fourth Quarter and Year-End results for period ending March 31, 2005.

On an annual basis, revenue grew by approximately 39% from $736,364 in the year ended March 31, 2004 to $1,023,281 in the year ended March 31, 2005. Sequential quarterly revenues in the fiscal year ended March 31, 2005 increased by 10% from $258,732 in the third quarter to $284,153 in the fourth quarter. In the comparable fourth quarters of the two fiscal years, revenues grew by 29% from $219,954 in 2004 to $284,153 in 2005.

Net loss for the quarter ended March 31, 2005 was ($2,231) compared to a net loss of ($79,909) in the fourth quarter of the prior fiscal year. The net losses for the two fiscal years ended March 31, were ($86,457) in 2005 compared to ($163,167) in 2004.

The increase in revenues during the quarter ended March 31, 2005 primarily reflects new customer acquisitions through increased sales and marketing efforts.

For the quarter and year ended March 31, 2005, our operating expenses were $286,623 and $1,110,633, respectively, compared to $299,905 and $899,684 respectively, in the comparable periods of the previous fiscal year.

At March 31, 2005 our cash and accounts receivables were $325,616; and accounts payable and accrued liabilities were $256,857. At its current level of revenues, ViaVid believes it will be able to support operations out of cash flow. However, as opportunities arise the company may seek additional capital.

"We are pleased and encouraged by the performance over the past year. This is the fourteenth quarter of sequential revenue growth" stated, Brian Kathler, ViaVid's President and Chief Executive Officer. "We continue to make good progress in new customer acquisitions and increased penetration of our services within existing customers. We believe we are well positioned to achieve our goals for the coming year."


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About ViaVid

ViaVid (www.viavid.net), a leading provider of audio and web conferencing services, is the developer of the ViaVision Conferencing Platform, a complete conferencing environment that is designed to enhance traditional conferencing services.

The Company provides technologically advanced, cost-effective, audio and web conferencing services. ViaVid's solutions are designed to meet a variety of conferencing needs, including day-to-day meetings, investor relations events, presentations, and group training. The Company's products and services are available 24 hours a day, 7 days a week.

These products and services utilize proprietary, in-house systems that integrate traditional telephony technology with powerful Web-based technology. From a simple conference call to a dynamic online presentation, our clients are able to choose the solution that best meets their unique communication needs. A key component of our business model, resulting from the ready availability of in-house expertise, infrastructure, and equipment, is the ability to offer our clients a cost-effective, yet scaleable, means of communications that can be customized to meet individual customer needs.

The Company is committed to developing the most effective and efficient
Information Systems available that provide easy access from anywhere in the world.


CAUTIONARY STATEMENT: This press release includes "forward-looking statements" as defined under the Securities Act of 1933, as amended, and the Securities
Exchange Act of 1934, as amended, that involve risks and uncertainties.
Forward-looking statements made herein and elsewhere concerning VIAVID include, but are not limited to, our plans and objectives for our future operations, including plans or objectives relating to our services, our plans and objectives regarding revenues and expenses in future periods, our needs for capital expenditures, our ability to maintain our competitive position, our plans and objectives and needs to raise additional capital, the terms on which such capital can be raised, the period over which any capital available currently to us or raised in the future will be sufficient to meet our current or future levels of operating and other expenses, and our plans regarding the uses of that capital, as well as any other prospective financial information concerning us.
We cannot assure you that we will be successful in growing our user and customer base as we plan, attracting companies to use our Internet-based communication services for the dissemination of their news information, realizing material amounts of webcasting or other revenues, achieving any commercial advantage relative to other financial news dissemination media companies or raising the additional capital required to support our operations or the terms and conditions on which such capital can be raised. If our assumptions are incorrect or our webcasting or other growth plans or plans to realize revenues or raise additional capital fail to materialize, we may be unsuccessful in developing as a viable business enterprise. Under such circumstance your entire investment will be in jeopardy and may be lost. Our business plan has evolved over time, and we expect that our plans will evolve further in the future. We caution you that various risk factors relating to our forward looking statements are described, among other places, in our Annual Reports on Form 10K-SB, Quarterly
Reports on Form 10-QSB, and our Current Reports on Form 8-K. These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans.

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VIAVID BROADCASTING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in United States Dollars)
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

============================================================================================================================

                                                                                               Year Ended      Year Ended
                                                                                                March 31,       March 31,
                                                                                                     2005            2004
----------------------------------------------------------------------------------------------------------------------------
REVENUE
    Teleconferencing, webcasting and transcription income                                    $  1,023,281     $   736,364
                                                                                             ------------     -----------
EXPENSES
    Amortization                                                                                   22,544          25,199
    Bad debts                                                                                       4,021           1,680
    Conference calls                                                                              477,597         315,057
    Consulting                                                                                    295,091         298,335
    Interest                                                                                        3,532           5,094
    Office and miscellaneous                                                                      164,879         145,678
    Professional fees                                                                              47,068          18,678
    Rent                                                                                           19,357           8,869
    Salaries and benefits                                                                          71,100          54,647
    Stock based compensation                                                                           -           18,583
    Travel and promotion                                                                            5,444           7,864
                                                                                             ------------     -----------

                                                                                                1,110,633         899,684
                                                                                             ------------     -----------

                                                                                                  (87,352)       (163,320)
                                                                                             ------------     -----------
LOSS BEFORE OTHER ITEMS


OTHER ITEMS
    Gain on sale of property and equipment                                                            462               -
    Interest income                                                                                   433             153
                                                                                             ------------     -----------

                                                                                                      895             153
                                                                                             ------------     -----------

NET LOSS                                                                                          (86,457)       (163,167)

OTHER COMPREHENSIVE LOSS                                                                          (28,440)        (27,822)
                                                                                             ------------     -----------

COMPREHENSIVE LOSS                                                                           $   (114,897)    $  (190,989)
============================================================================================================================

BASIC AND DILUTED LOSS PER COMMON  SHARE                                                     $      (0.01)    $     (0.01)
============================================================================================================================

WEIGHTED AVERAGE NUMBER OF SHARES
    OF COMMON STOCK OUTSTANDING                                                                14,585,357      12,990,398
============================================================================================================================

      For more information regarding this release please contact:

      Bob Gamon
      ViaVid Broadcasting Inc.
      Tel: 1-888-562-0262